UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Elevation Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40523	84-1771427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New York
101 Federal Street, Suite 1900 Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

(716) 371-1125

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Elevation Oncology, Inc. (the “Company”) and Valerie M. Jansen, Chief Medical Officer of the Company, agreed that Dr. Jansen would step down as Chief Medical Officer effective March 31, 2025 (the “Separation Date”). On March 31, 2025, Dr. Jansen entered into a separation agreement with the Company (the “Separation Agreement”), pursuant to which Dr. Jansen will receive the severance benefits to which she is entitled pursuant to the Change in Control and Severance Agreement between the Company and Dr. Jansen, including (i) a lump-sum payment equal to nine (9) months of her annual salary, (ii) the amount of COBRA premiums she would be required to pay to maintain group healthcare coverage as in effect on the Separation Date for up to nine (9) months following the Separation Date, and (iii) accelerated vesting in her outstanding equity awards with respect to the number of shares and units that would have vested if Dr. Jansen had remained in service for nine (9) months following the Separation Date. All payments and benefits provided under the Separation Agreement are contingent upon the effectiveness of, and Dr. Jansen’s continued compliance with, the Separation Agreement. The Separation Agreement also contains a release of claims, as well as standard non-disparagement and confidentiality provisions.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: April 1, 2025	By:	/s/ Tammy Furlong
Tammy Furlong
Chief Financial Officer